UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2020

COTY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	COTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

On July 31, 2020, Coty Inc. (NYSE: COTY) (the “Company”), and KKR Rainbow Aggregator L.P., a Delaware limited partnership (the “Investor”), completed the previously announced issuance and sale of 250,000 shares of the Company’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”) to the Investor for an aggregate purchase price of $250 million (the “Second Closing”), pursuant to the terms of the Investment Agreement, dated as of May 11, 2020 and as amended on June 1, 2020 (the “Investment Agreement”), by and between the Company and the Investor.

Item 3.02	Unregistered Sales of Equity Securities.

This issuance and sale of 250,000 shares of the Series B Preferred Stock by the Company to the Investor pursuant to the Investment Agreement is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Investor represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Series B Preferred Stock is being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates evidencing shares of Series B Preferred Stock or shares of Common Stock issued in connection with any future conversion of the Series B Preferred Stock.

The information contained in the section above entitled “Introductory Note” is incorporated herein by reference. The information contained in Item 5.03 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 26, 2020 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Pursuant to the terms of the Investment Agreement, on July 28, 2020, Nancy Ford, an individual designated by the Investor under the terms of the Investment Agreement, was appointed to the Board of Directors of the Company, effective immediately following the Second Closing. Ms. Ford will serve for a term expiring at the 2020 annual meeting of the Company’s stockholders and until her successor is duly elected and qualified.

Ms. Ford has elected to waive her rights to the compensation arrangements for non-employee directors as described in the Company’s Proxy Statement for the 2019 Annual Meeting filed with the Securities and Exchange Commission.

There are no transactions in which Ms. Ford has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date: July 31, 2020	By:	/s/ Pierré-Andre Terisse
Pierré-Andre Terisse
Chief Financial Officer and Chief Operating Officer